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                                                                   EXHIBIT 23.3

            CONSENT OF CONNER & WINTERS, A PROFESSIONAL CORPORATION

  We hereby consent to all references to our firm in the Prospectus forming a part of this Registration Statement.

                                          Conner & Winters,
                                          A Professional Corporation

September 2, 1997